Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

KKR Alternative Corporate Opportunities Fund P

Tendered Pursuant to the Offer to Repurchase
Dated February 25, 2013

The Offer and Withdrawal Rights Will Expire at,
and This Notice of Withdrawal Must Be Received by
KKR Alternative Corporate Opportunities Fund P by,
12:00 Midnight, Eastern Time, on March 25, 2013,
Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to
KKR Alternative Corporate Opportunities Fund P:

Regular Mail:
KKR Alternative Corporate Opportunities Fund P
c/o DST Systems, Inc.
PO Box 219284
Kansas City, MO 64121-9284

For additional information:
Phone:   (855) 859-3943

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in KKR Alternative Corporate Opportunities Fund P (the “Fund”) for repurchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated February 25, 2013 (the “Letter of Transmittal”).

Such tender was in the amount of:

[ ]	All of the undersigned’s shares.

[ ]	That amount of the undersigned’s shares having the following dollar value:

$___________________________.

[ ]	That amount of the undersigned’s shares whose value is in excess of the required minimum initial investment applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

[ ]	NONE of the undersigned’s shares will be repurchased by the Fund.

[ ]	SOME of the undersigned’s shares will be repurchased by the Fund and the dollar value of those shares still to be repurchased by the Fund is:

$___________________________.*

*   NOTE:  This option may be used only to decrease the dollar value of the shares to be repurchased by the Fund.  If an increase in the dollar value of the shares to be repurchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

Account Number:	__________________

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory
Date:

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